NEWS
Contacts:

Investors/Analysts: Brian J. Radecki Chief Financial Officer (301) 664-9132 bradecki@costar.com Media: Vikki Kayne Senior Director, Media Relations (301) 280-3858 vkayne@costar.com

CoStar Group, Inc. Announces First Quarter 2010 Results
Company Posts Record Quarterly Revenue of $55.1 Million,
Quarter-over-Quarter Increase Driven by Organic Revenue Growth

BETHESDA, MD – April 21, 2010 – CoStar Group, Inc. (NASDAQ: CSGP), the number one provider of information, marketing and analytic services to the commercial real estate industry, today announced that revenues for the first quarter of 2010 were $55.1 million, an increase of $0.5 million compared to revenues of $54.6 million for the fourth quarter of 2009, with organic revenue growth driving the quarterly revenue increase.

Net income for the quarter ended March 31, 2010 was $2.9 million, or $0.14 per diluted share, compared to $3.6 million, or $0.18 per diluted share for the quarter ended December 31, 2009.  EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter ended March 31, 2010 was $8.8 million, compared to EBITDA of $9.9 million for the quarter ended December 31, 2009.

As of March 31, 2010, the Company had $218.5 million in cash, cash equivalents, and short-term and long-term investments, compared to $255.7 million on December 31, 2009.  On February 5, 2010, the Company purchased an office building at 1331 L Street, N.W. in Washington, D.C., where it plans to relocate its headquarters, for $41.25 million in cash.  The Company has no long-term debt.

Year 2009-2010 Quarterly Results - Unaudited
(in millions, except per share data)
	2009				2010
	Q1	Q2	Q3	Q4	Q1

Revenues	$51.4	$50.1	$53.6	$54.6	$55.1
EBITDA	14.4	11.6	10.6	9.9	8.8
Net income	6.1	4.6	4.3	3.6	2.9
Net income per share - diluted	0.31	0.24	0.22	0.18	0.14
Weighted average outstanding shares - diluted	19.6	19.6	20.1	20.4	20.6

“I am very encouraged by the continued improvement in leasing activity throughout the commercial real estate market and the corresponding strong demand for CoStar's commercial real estate information, marketing and analytic services,” said CoStar Group CEO Andrew C. Florance. “During the first quarter, office-based employment continued to grow and office leasing activity throughout the U.S. increased for the fourth consecutive quarter, two very positive indicators that I believe point to an economy that is beginning to grow again. I am also pleased to report that CoStar’s overall business continued to strengthen in this improving environment, demonstrating strong organic quarterly sales and a new record in quarterly revenue.”

“Over the past 12 months, CoStar took advantage of our strong financial position to invest in our business ahead of the economic recovery,” said Florance. “These investments included growing our sales force by approximately 25% and our research organization by approximately 10% to capture the revenue opportunities expected to accompany increased leasing and sales activity. We also added personnel to our expanded Analytics service and made two key acquisitions – acquiring Property and Portfolio Research in the third quarter of 2009 and Resolve Technology in the fourth quarter of 2009. Finally, we took steps to reduce our facilities costs by restructuring lease agreements for several offices and acquiring a new building to serve as our corporate headquarters, which together we expect will save us millions of dollars in long-term occupancy costs. While these investments are affecting earnings in the near term, we believe they position the Company for accelerated high-margin revenue growth as the commercial real estate market recovers.”

Also during the first quarter, CoStar continued to capture market share in the Internet lead-generation market. The number of brokers who are marketing listings on SHOWCASE.com® (http://www.showcase.com) is now approximately 9,750. In February, CoStar successfully launched the SHOWCASE.com service in the U.K.

CoStar’s 12-month trailing renewal rate for subscription-based services improved to approximately 86% in the first quarter of 2010 from approximately 85% in the fourth quarter of 2009.  Subscription-based revenue accounted for approximately 95% of the Company’s total revenue in the first quarter of 2010.  In addition, the number of net new paying subscribers increased by 1,265 during the first quarter of 2010 to 86,590.

2010 Outlook

“For the second quarter of 2010, we expect approximately $54.5 million to $55.5 million in revenues, and for the full year of 2010, we continue to expect approximately $218.0 million to $222.0 million in revenues,” stated CoStar Group Chief Financial Officer Brian J. Radecki.  “We continue to expect organic revenue growth in 2010, with our renewal rates moving back toward our 90% historical average. After a strong first quarter, we are confident that we are tracking towards the middle to upper end of our annual revenue guidance range and we expect we will continue to do so,” said Radecki.

For the second quarter of 2010, the Company expects GAAP net income per diluted share of approximately $0.13 to $0.15 and non-GAAP net income per diluted share (defined below) of approximately $0.22 to $0.24.  The second quarter outlook includes increased costs related to the transition of the Company’s new corporate headquarters in Washington, D.C. and higher selling and marketing expenses associated with the annual International Council of Shopping Centers trade show in May.

“For the full year of 2010, we continue to expect GAAP net income per diluted share of approximately $0.60 to $0.65 and non-GAAP net income per diluted share of approximately $1.06 to $1.22,” said Radecki. “Given our improving sales performance, we expect to grow revenues organically for the full year of 2010 and grow earnings in the second half of 2010. We expect to achieve our earnings outlook even with the short term dilution to net income resulting from our investments in a larger sales force, an expanded research organization, and the recent acquisitions of PPR and Resolve, as well as ongoing efforts to reduce long-term facilities costs.”

The preceding forward-looking statements, including forward-looking non-GAAP financial measures, reflect CoStar’s expectations as of April 21, 2010. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given period. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range
	For the Twelve Months
	Ended December 31, 2010
	Low	High

Net income	$12,100	$13,200
Income tax expense, net	8,067	10,371
Income before income taxes	20,167	23,571
Purchase amortization and other related costs	3,750	4,000
Stock-based compensation expense	7,500	8,500
Acquisition related costs	-	-
Restructuring and related costs	1,500	1,750
Headquarters acquisition and transition related costs	3,000	3,500
Settlements and Impairments	-	-
Non-GAAP Income before income taxes	35,917	41,321
Assumed rate for income tax expense, net *	40%	40%
Assumed provision for income tax expense, net	(14,367)	(16,528)
Non-GAAP Net Income	$21,550	$24,793

Net Income per share - diluted	$0.60	$0.65
Non-GAAP Net Income per share - diluted	$1.06	$1.22

Weighted average outstanding shares - diluted	20,300	20,300

* A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Non-GAAP Financial Measures

In this press release, we disclose certain non-GAAP financial measures to supplement our consolidated financial statements presented in accordance with GAAP, including EBITDA, adjusted-EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Management believes that these non-GAAP financial measures, when viewed with our GAAP financial measures, are useful to investors because they permit investors to assess the Company's operating performance, or to gain an understanding of factors and trends affecting our business, using the same tools that management uses to internally measure the Company’s operating performance and to understand factors and trends affecting our business. We believe these non-GAAP financial measures are useful to investors because they isolate non-cash charges and non-operating items, thereby providing additional information about our cost structure and allow for meaningful evaluation and comparison of our performance from quarter to quarter and from year to year. These non-GAAP financial measures are also useful as they are sometimes used by securities analysts, investors and other interested parties to facilitate the evaluation of our business performance on a comparable basis to other companies.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted-EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition-related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company’s corporate headquarters, and (v) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition-related costs, (iv) restructuring charges and related costs, (v) costs related to the acquisition and transition of the Company’s corporate headquarters, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at Non-GAAP net income. We assume a 40% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents Non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the first quarter ended March 31, 2010, and the Company’s outlook for 2010 at 11:00 a.m. ET on Thursday, April 22, 2010. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please call (800) 398-9379 from within the United States and Canada, or (612) 332-0345 from outside the United States and Canada. Refer to conference reservation number 152943. A replay of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. The replay telephone number is (800) 475-6701 within the United States and Canada, or (320) 365-3844 outside the United States and Canada.  Refer to Conference reservation number 152943. The replay will also be available over the Internet at http://www.costar.com/investors.aspx for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2010	2009

Revenues	$55,093	$51,370
Cost of revenues	21,200	16,894
Gross margin	33,893	34,476

Operating expenses:
Selling and marketing	12,629	9,161
Software development	4,197	3,178
General and administrative	11,275	10,450
Purchase amortization	690	946
	28,791	23,735

Income from operations	5,102	10,741
Interest and other income, net	238	442
Income before income taxes	5,340	11,183
Income tax expense, net	2,451	5,077
Net income	$2,889	$6,106

Net income per share - basic	$0.14	$0.31
Net income per share - diluted	$0.14	$0.31

Weighted average outstanding shares - basic	20,249	19,468
Weighted average outstanding shares - diluted	20,602	19,562

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months
	Ended March 31,
	2010	2009

Net income	$2,889	$6,106
Income tax expense, net	2,451	5,077
Income before income taxes	5,340	11,183
Purchase amortization and other related costs	1,190	1,425
Stock-based compensation expense	2,007	1,587
Acquisition related costs	-	-
Restructuring and related costs	-	-
Headquarters acquisition and transition related costs *	199	-
Settlements and Impairments	-	-
Non-GAAP Income before income taxes	8,736	14,195
Assumed rate for income tax expense, net **	40%	40%
Assumed provision for income tax expense, net	(3,494)	(5,678)
Non-GAAP Net Income	$5,242	$8,517

Net Income per share - diluted	$0.14	$0.31
Non-GAAP Net Income per share - diluted	$0.25	$0.44

Weighted average outstanding shares - diluted	20,602	19,562

* Includes building depreciation of approximately $184,000.
** A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months
	Ended March 31,
	2010	2009

Net income	$2,889	$6,106
Purchase amortization in cost of revenues	500	479
Purchase amortization in operating expenses	690	946
Depreciation and other amortization	2,458	2,251
Interest income, net	(238)	(442)
Income tax expense, net	2,451	5,077
EBITDA	$8,750	$14,417
Stock-based compensation expense	2,007	1,587
Acquisition related costs	-	-
Restructuring and related costs	-	-
Headquarters acquisition and transition related costs ***	15	-
Settlements and Impairments	-	-
Adjusted EBITDA	$10,772	$16,004

*** Does not include building depreciation of approximately $184,000.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$170,206	$205,786
Short-term investments	18,700	20,188
Accounts receivable, net	12,746	12,855
Deferred income taxes	3,279	3,450
Prepaid and other current assets	7,649	5,128
Total current assets	212,580	247,407

Long-term investments	29,549	29,724
Deferred income taxes	2,350	1,978
Fixed assets, net	60,684	19,162
Goodwill	78,975	80,321
Intangible and other assets, net	21,607	23,390
Deposits and other assets	2,119	2,597
Total assets	$407,864	$404,579

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,894	$28,907
Deferred revenue	16,766	14,840
Total current liabilities	43,660	43,747

Income taxes payable	1,845	1,826

Stockholders' equity	362,359	359,006
Total liabilities and stockholders' equity	$407,864	$404,579

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months
	Ended March 31,
	2010	2009
Revenues
United States	$50,617	$47,132
International
External customers	4,476	4,238
Intersegment revenue *	332	-
Total international revenue	4,808	4,238
Intersegment eliminations	(332)	-
Total Revenues	$55,093	$51,370

EBITDA
United States	$9,412	$14,586
International **	(662)	(169)
Total EBITDA	$8,750	$14,417

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of PPR, for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $200,000 and $100,000 for the three months ended March 31, 2010 and 2009, respectively.

Reconciliation of Non-GAAP Financial Measures with 2009-2010 Quarterly Results - Unaudited
(in millions)
	2009				2010
	Q1	Q2	Q3	Q4	Q1

Net income	$6.1	$4.6	$4.3	$3.6	$2.9
Purchase amortization	1.4	1.2	1.5	1.6	1.2
Depreciation and other amortization	2.2	2.2	2.1	2.3	2.4
Interest income, net	(0.4)	(0.3)	(0.2)	(0.2)	(0.2)
Income tax expense, net	5.1	3.9	2.9	2.6	2.5
EBITDA	$14.4	$11.6	$10.6	$9.9	$8.8

About CoStar Group, Inc.
CoStar Group, Inc. (Nasdaq:CSGP) is the number one provider of information, marketing and analytic services to commercial real estate professionals in the United States as well as the United Kingdom. CoStar's suite of services offers customers access via the Internet to the most comprehensive database of commercial real estate information throughout the U.S. as well as in the United Kingdom and France. Headquartered in Bethesda, MD, CoStar has approximately 1,400 people working for the Company worldwide, including the largest professional research organization in the industry. For more information, visit http://www.costar.com.

This news release includes "forward-looking statements" including, without limitation, statements regarding CoStar's expectations, beliefs, intentions or strategies regarding the future. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. More information about potential factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those stated in CoStar's filings from time to time with the Securities and Exchange Commission, including CoStar's Form 10-K for the year ended December 31, 2009, under the heading "Risk Factors."  In addition to these statements, there can be no assurance that demand for CoStar’s commercial real estate information will continue to track the improvement in leasing activity; the positive indicators discussed in this press release actually point to an economy that is beginning to grow again; the economy is emerging from the recent downturn; that revenue opportunities will accompany increased leasing and sales activity; that the restructuring of lease agreements and the acquisition of the building to serve as the Company’s corporate headquarters will save millions of dollars in occupancy costs; that the investments discussed in this press release will position the Company for accelerated high-margin revenue growth as the commercial real estate market recovers; that revenues for the second quarter of 2010 and full year 2010 will be as stated in this press release; that CoStar will experience organic revenue growth in 2010; that CoStar’s renewal rates will continue to move back towards its 90% historical average; that CoStar will track towards the middle to upper end of its annual revenue guidance range; that GAAP and non-GAAP net income per diluted share for the second quarter of 2010 and full year 2010 will be as stated in this press release; that revenues will grow organically for the full year of 2010; that earnings will grow in the second half of 2010; that the Company will achieve its earnings outlook even with the short term dilution to net income discussed in this press release; and that CoStar’s effective corporate tax rate will be as assumed in this press release.  All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update such statements.